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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Container Store Group, Inc. for the registration of 32,492,421 shares of its common stock and to the incorporation by reference therein of our report dated May 31, 2018, with respect to the consolidated balance sheets of The Container Store Group, Inc. as of March 31, 2018 and April 1, 2017, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the two years ended March 31, 2018, for the year ended February 27, 2016, the related consolidated statements of operations, comprehensive income and cash flows for the five week transition period ended April 2, 2016 and schedule included in its Annual Report (Form 10-K) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Dallas, Texas
June 21, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm